Exhibit (15)(a)



                           AMENDED DISTRIBUTION PLAN

                                       OF

                EQUIFUND-WRIGHT NATIONAL FIDUCIARY EQUITY FUNDS


       WHEREAS, EquiFund-Wright National Fiduciary Equity Funds (the "Trust") engages in business as an open-end management investment company with multiple series and is registered a such under the Investment Company Act of 1940, as amended (the "Act");

       WHEREAS, ththe trust adopted a distribution plan dated March 23, 1990 (the "Original Plan") on behalf of its series;

       WHEREAS, Wright Investors Service Distributors, Inc. (the "Principal Underwriter") acts as distributor of the shares of beneficial interest of each of its series of the Trust (the "Funds");

       WHEREAS, the Fund intends to pay service fees as contemplated in subsections (b) and (d) of Section 26 of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD Rules");

       WHEREAS, the Trustees of the Trust have determined that it is desirable to amend and replace the Original Plan with this this Amended Distribution Plan; and

       WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of this Amended Distribution Plan will benefit the Funds and their shareholders.

       NOW,  THEREFORE,   the  Trust  hereby  adopts this  Amended Distribution
Plan (this "Plan") on behalf of the Funds in accordance with Rule 12b-1 under the Act and containing the following terms and conditions:

       1. The Trust, on behalf of each Fund, is authorized to compensate the Principal Underwriter for (1) distribution services and (2) personal and account maintenance services performed and expenses incurred by the Principal Underwriter in connection with the Fund's shares. The amount of such compensation, includings compensation for personal and account maintenance services, paid during any one year shall not exceed .25% of the average daily net assets of the Fund. Such compensation shall be calculated and accrued daily and paid quarterly.

       2. (a) Distribution services and expenses for which the Principal Underwriter may be compensated pursuant to this Plan include, without limitation: compensation to and expenses incurred by Authorized Dealers and the officers, employees and sales representatives of Authorized Dealers and of the Principal Underwriter; allocable overhead, travel and telephone expenses;
the printing  and   prospectuses  and  reports  for  other  than  existing
shareholders; the preparation and distribution of sales literature and advertising; and all other expenses (other than personal and account maintenance
services  as  defined  below)  incurred  in  connection   with   activities
primarily intended  to  result  in  the  sale  of the Funds' shares.


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          (b) Personal and account maintenance services include, but are not limited to, payments made to or on account of the Principal Underwriter, Authorized Dealers and their respective officers, employees and sales representatives who respond to inquiries of, and furnish assistance to, shareholders concerning their ownership of Fund shares and their accounts or who provide similar services not otherwise provided by or on behalf of the Fund

          (c) Appropriate adjustments to payments made pursuant to paragraph 1 of this Plan shall be made whenever necessary to assure that no payment is made
by a Fund which exceeds the applicable  maximum  cap  imposed on   asset-based,
front-end and deferred sales charges by Section   26(d) of  Article  III of the
Rules of Fair Practice of the National Association  of  Securities Dealers, Inc.

       3. This Plan shall not take effect until after it has been approved by both a majority of (i) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), and (ii) all of the Trustees then in office, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

       4.  Any  agreements  related  to this Plan shall not take effect   until
approved  in  the  manner provided  for approval of this Plan in paragraph 3.

       5. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 3.

       6. The persons authorized to direct the disposition of monies paid or payable by the Funds pursuant to this Plan or any related agreement shall be the President or any Vice President of the Trust. Such persons shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

       7. This Plan may be terminated as to any Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of that Fund. If the Plan is terminated or not continued by the Trustees as to any Fund and no successor plan is adopted, such Fund shall cease to make distribution payments to the Principal Underwriter.

       The term "vote of a majority of the outstanding voting securities of that Fund" shall mean the vote of the lesser (a) 67 per centum or more of the shares of the particular Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the particular Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the particular Fund.

        8. This Plan may not be amended as to any Fund to increase materially the limit upon distribution expenses provided in paragraph 1 or to change the nature of such expenses provided in paragraph 2 hereof unless such amendment is approved by a vote of at least a majority of the






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outstanding voting securities of the Fund and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in paragraph 3 hereof.

       9. While this Plan is in effect, the selection an nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees.

      10. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, or of the agreements of such reports, as the case may be, the first two years in a easily accessible place.

       11. It is the opinion of the Trust's Trustees and officers that the following are not expenses primarily intended to result in the sale of shares issued by the Funds: fees and expenses of registering shares of any or all of the Funds under federal or state laws regulating the sale of securities; fees and expenses of registering the trust as a broker-dealer or of registering an agent of the Trust under federal or state laws regulating the sale of securities; fees of registering, at the request of the Trust, agents or representatives of a principal underwriter or distributor of the Trust under federal or state laws regulating the sale of securities, provided that no sales commission or "load" is charged on sales of shares of the Funds' and fees and expenses of preparing and setting in type the Trust's registration statement under the Securities Act of 1933. Should such expenses be deemed by a court or agency having jurisdiction to be expenses primarily intended to result in the sale of shares of the Funds, they shall be considered to be expenses contemplated by and included in this Distribution Plan but not subject to the limitation prescribed in paragraph 1 hereof.

       12. This Plan shall replace and be substituted for the Original Plan as of the opening of business on July 7, 1993, and this Plan shall be effective as of such time.

       IN WITNESS WHEREOF, the Fund has executed this Amended Distribution Plan on July 7, 1993.

                                                 EQUIFUND-WRIGHT NATIONAL
                                                  FIDUCIARY EQUITY FUNDS



                                                   By/s/ Peter M. Donovan
                                                         President
Attest:



/s/ H. Day Brigham, Jr.
    Secretary